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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM 8-K





                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported):  March 9, 2000

                                  CMGI, Inc.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                           000-23262                   04-2921333
--------------------------        -----------                -------------------
(State or other juris-            (Commission                (IRS Employer
diction of incorporation)         File Number)               Identification No.)

100 Brickstone Square, Andover, MA                             01810
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (978) 684-3600

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events
         ------------

         On December 14, 1999, CMGI, Inc. ("CMGI") entered into a merger agreement (the "yesmail Merger Agreement") to acquire yesmail.com, inc. Pursuant to the yesmail Merger Agreement, CMGI will issue 0.1252 shares of CMGI common stock for each share of yesmail common stock issued and outstanding at the closing of the merger. Total consideration for the yesmail merger is estimated at approximately $671 million consisting of: (i) CMGI common stock valued at $555 million, (ii) options and warrants to purchase CMGI common stock valued at approximately $110 million and (iii) estimated direct acquisition costs of $6 million. The closing of this transaction will occur promptly following the satisfaction of all closing conditions set forth in the yesmail Merger Agreement, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "Hart-Scott-Rodino Act").

         CMGI has entered into a Stock Purchase Agreement, dated as of February 14, 2000, by and among itself, Bean Acquisition Corp., a wholly-owned subsidiary of CMGI ("Acquisition Sub"), Tallan, Inc. ("Tallan") and certain stockholders of Tallan (the "Stock Purchase Agreement"), providing for the acquisition of an approximately 80% interest in Tallan on a fully diluted basis. Total consideration for the acquisition is approximately $920 million and is payable in cash, promissory notes and options to acquire CMGI stock. The promissory notes have varying maturities and the principal and interest on the promissory notes are generally payable, at CMGI's option, in cash or registered shares of CMGI stock. The closing of the acquisition will occur promptly following the satisfaction of all closing conditions set forth in the Stock Purchase Agreement, which include the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

     (a) Financial Statements of Business Acquired
         -----------------------------------------
Audited consolidated balance sheets of yesmail.com, inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1999.

Audited balance sheets of Tallan, Inc. as of December 31, 1998 and 1999, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999.

     (c) Exhibits:
         --------

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Arthur Andersen LLP

         99.1 Audited consolidated balance sheets of yesmail.com, inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for each of the years in the period ended December 31, 1999.

         99.2     Audited balance sheets of Tallan, Inc. as of December 31,
                  1998 and 1999, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999.

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2000                CMGI, Inc.
                                   ------------
                                   (Registrant)

                                   By: /s/ William Williams II
                                       ----------------------------
                                       William Williams II
                                       Title: Vice President and
                                              General Counsel
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                                 EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
   23.1           Consent of PricewaterhouseCoopers LLP

   23.2           Consent of Arthur Andersen LLP

   99.1 Audited consolidated balance sheets of yesmail.com, inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for each of the years in the period ended December 31, 1999.

   99.2 Audited balance sheets of Tallan, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999.